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                                                                      EXHIBIT 99

                    ROCKY SHOES & BOOTS, INC.

                    Company Contact:      Jim McDonald
                                          Chief Financial Officer
                                          (740) 753-1951

                    Investor Relations:   Integrated Corporate Relations, Inc.
                                          Chad A. Jacobs/Brendon E. Frey
                                          (203) 682-8200

            ROCKY SHOES & BOOTS COMPLETES ACQUISITION OF EJ FOOTWEAR

NELSONVILLE, Ohio, January 6, 2005 - Rocky Shoes & Boots, Inc. (Nasdaq: RCKY) today announced that it has completed the acquisition of EJ Footwear Group, a leading designer, developer, marketer, and licensee of branded footwear products. The total purchase price, including a closing date working capital adjustment, for 100% of the equity interested of EJ Footwear was $89.5 million in cash plus 484,261 shares of Rocky common stock, which was valued at $10 million at the date of the definitive agreement. In connection with the transaction, Rocky entered into agreements today with GMAC Commercial Finance LLC and American Capital Strategies, Ltd. for agented credit facilities totaling $148 million to fund the acquisition and replace its existing revolving credit facility.

Mike Brooks, Chairman and Chief Executive Officer of Rocky Shoes and Boots, stated, "We are very excited to have completed this historic transaction and we look forward to capitalizing on the many opportunities this partnership offers. The combination of Rocky and EJ Footwear significantly improves our operating platform, creates a portfolio of leading niche brands, further strengthens our position in the marketplace and enhances our long-term growth prospects. We are focused on maximizing the full potential of this acquisition and dedicated to returning value to our shareholders."

ABOUT ROCKY SHOES & BOOTS, INC.

Rocky Shoes & Boots, Inc. designs, develops, manufactures and markets premium quality rugged outdoor, occupational, and casual footwear, as well as branded apparel and accessories. The Company's footwear, apparel and accessories are marketed through several distribution channels, primarily under owned brands, ROCKY(R) and GATES(R), and effective with the acquisition of EJ Footwear Group today, GEORGIA BOOT(R), LEHIGH(R), DURANGO, and licensed brands, DICKIES(R) and JOHN DEERE(R).

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company's business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2003. One or more of these factors have affected

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historical results, and could in the future affect the Company's businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.